Exhibit 11.1

                           BAB HOLDINGS, INC.

                    CALCULATION OF EARNINGS PER SHARE

                                                              Fiscal   Fiscal
                                     6 Months    6 Months      Year     Year
                                     5/31/97      5/31/96    11/30/96  11/30/95
                                   ----------    ---------  ---------  --------
PRIMARY EPS
Net income (loss)                    $173,985    $143,644   $(320,844)$(435,760)
Less preferred stock dividend        (222,715)         --         --     (4,000)
                                    ---------    --------- ----------  --------
  Income(loss)applicable to common   $(48,730)   $143,644   $(320,844)$(435,760)
                                    =========    ========== ========= =========
Weighted average shares outstanding 7,194,725    7,178,219  7,366,645  3,382,916
                                    =========    ========== ========= ==========
Net income(loss)per common share     $(0.0068)    $0.0200    $(0.0436) $(0.1300)
                                    =========    ========== ========== =========

FULLY DILUTIVE EPS
Net income (loss)                    $173,985    $143,644   $(320,844)$(435,760)
Less preferred stock dividend        (222,715)       --            --    (4,000)
Add back "as if" stock dividend            --        --            --     4,000
Bond interest expense
   "as if" Converted                       --         566         566     6,525
                                    ---------    --------- ----------  --------
  Income(loss)applicable to common  $ (48,730)   $144,210   $(320,278)$(429,235)
                                    =========    ========== =========  =========
Weighted average shares outstanding 7,194,725    7,232,153  7,420,538  3,560,257
                                    =========    ========== =========  =========
Net income(loss)per common share,
  fully diluted                     $(0.0068)    $  0.0199  $(0.0432)  $(0.1206)
                                    =========    ========== ========== =========
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